Exhibit 99.1

Abeona Therapeutics® Enters into Agreement to Sell Priority Review Voucher for $155 Million

CLEVELAND, May 12, 2025 – Abeona Therapeutics Inc. (Nasdaq: ABEO) today announced it has entered into a definitive asset purchase agreement to sell its Rare Pediatric Disease Priority Review Voucher (PRV) for gross proceeds of $155 million upon the closing of the transaction. Abeona was awarded the PRV following the U.S. Food and Drug Administration (FDA) approval of ZEVASKYN™ (prademagene zamikeracel) on April 28, 2025.

“With proceeds from this PRV sale, we have sufficient cash for more than two years of operating expenses without the need for capital infusion and not accounting for ZEVASKYN sales,” said Joe Vazzano, Chief Financial Officer of Abeona. “Furthermore, with ZEVASKYN becoming available to treat patients beginning third quarter of 2025, we anticipate becoming profitable in early 2026.”

The transaction is subject to customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott Rodino (HSR) Antitrust Improvements Act.

Stifel was lead financial advisor to Abeona on the transaction. Jefferies also served as financial advisor on the transaction.

About Abeona Therapeutics

Abeona Therapeutics Inc. is a commercial-stage biopharmaceutical company developing cell and gene therapies for serious diseases. Abeona’s ZEVASKYN™ (prademagene zamikeracel) is the first and only autologous cell-based gene therapy for the treatment of wounds in adults and pediatric patients with recessive dystrophic epidermolysis bullosa (RDEB). The Company’s fully integrated cell and gene therapy cGMP manufacturing facility in Cleveland, Ohio serves as the manufacturing site for ZEVASKYN commercial production. The Company’s development portfolio features adeno-associated virus (AAV)-based gene therapies for ophthalmic diseases with high unmet medical need. Abeona’s novel, next-generation AAV capsids are being evaluated to improve tropism profiles for a variety of devastating diseases. For more information, visit www.abeonatherapeutics.com.

ZEVASKYN™, Abeona Assist™, Abeona Therapeutics®, and their related logos are trademarks of Abeona Therapeutics Inc.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. We have attempted to identify forward-looking statements by such terminology as “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “potential,” and similar words and expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to, our ability to successfully generate commercial sales of ZEVASKYN and generate future revenue; the successful closing of our sale transaction for the Priority Review Voucher; continued interest in our rare disease portfolio; our ability to enroll patients in clinical trials; the outcome of future meetings with the FDA or other regulatory agencies, including those relating to preclinical programs; the ability to achieve or obtain necessary regulatory approvals; the impact of any changes in the financial markets and global economic conditions; risks associated with data analysis and reporting; and other risks disclosed in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Investor and Media Contact:

Greg Gin

VP, Investor Relations and Corporate Communications

Abeona Therapeutics

ir@abeonatherapeutics.com